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Exhibit 99

                                WRITTEN STATEMENT
                                       OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

     The undersigned hereby certify that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed by Washington Real Estate Investment Trust with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: November 14, 2002                  /s/ Edmund B. Cronin, Jr.
                                          --------------------------------------
                                          Edmund B. Cronin, Jr.
                                          Chairman of the Board, President & CEO

Dated: November 14, 2002                  /s/ Laura M. Franklin
                                          --------------------------------------
                                          Laura M. Franklin
                                          Senior Vice President,
                                          Accounting, Administration and
                                          Corporate Secretary

Dated: November 14, 2002                  /s/ Sara L. Grootwassink
                                          --------------------------------------
                                          Sara L. Grootwassink
                                          Chief Financial Officer